Exhibit (s)(2)

POWER OF ATTORNEY

The undersigned, Joseph McCuine, hereby constitutes and appoints Peter Mattoon his true and lawful attorney-in-fact and agent, with full power and authority of substitution and resubstitution, to do any and all acts and things and to (i) execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable or which may be required to enable SCS Hedged Opportunities (1099) Fund, LLC (the “Fund”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Fund’s Registration Statement (Securities Act file No. 811-22697), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as Principal Financial Officer and/or in his capacity as any other officer of the Fund, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and (ii) to execute any and all federal regulatory or other required filings, including all applications for exemptive relief and no-action assurances from regulatory authorities, to be executed by, on behalf of, or for the benefit of, the Fund, and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

All past acts of such attorney-in-fact and agent in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by me.

WITNESS my hand on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the undersigned as of the date indicated.

/s/ Joseph McCuine	June 8, 2012
Joseph McCuine